================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                       THE REYNOLDS AND REYNOLDS COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       THE REYNOLDS AND REYNOLDS COMPANY
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                      [REYNOLDS AND REYNOLDS COMPANY LOGO]


                        THE REYNOLDS AND REYNOLDS COMPANY
                             115 South Ludlow Street
                               Dayton, Ohio 45402


January 8, 2001


Dear Reynolds Shareholders:

It is our pleasure to invite you to attend our Annual Meeting of Shareholders on Thursday, February 15, 2001 at 11:00 a.m., Eastern Standard Time. The meeting will be held in the Frederick C. Smith Auditorium located in the David H. Ponitz Sinclair Center, Building 12, on the Sinclair Community College campus, 444 West Third Street, Dayton, Ohio 45402. Directions to the meeting appear on the back page of this booklet.

The notice of meeting and proxy statement following this letter describe the business to be transacted at the meeting. During the meeting we will also report on our current activities and give you an opportunity to ask questions. We encourage you to participate in the meeting and to allow time to visit our demonstration and display area either before or after the meeting. The demonstration and display area, which is also in the David H. Ponitz Sinclair Center, will be open from 10:00 a.m. until 12:30 p.m.

Whether or not you plan to attend the meeting, we urge you to complete and sign the enclosed proxy card or vote your shares over the Internet as described in the enclosed proxy statement promptly so that your shares will be represented. The vote of every shareholder is important.

We look forward to welcoming you at the meeting.

Sincerely,

/s/ David R. Holmes                 /s/ Lloyd G. Waterhouse

David R. Holmes                     Lloyd G. Waterhouse
Chairman of the Board               President and Chief Executive Officer

                        THE REYNOLDS AND REYNOLDS COMPANY
                   115 South Ludlow Street, Dayton, Ohio 45402


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                      DATE:    Thursday, February 15, 2001
                      TIME:    11:00 a.m. EST
                      PLACE:   Frederick C. Smith Auditorium
                               David H. Ponitz Sinclair Center, Building 12
                               Sinclair Community College
                               444 West Third Street, Dayton, Ohio 45402

PURPOSES OF THE MEETING:

         To elect three (3) members of the Board of Directors;

         To amend our Code of Regulations;

         To ratify the appointment of Deloitte & Touche LLP as our independent auditors; and

         To transact any other business properly presented at the meeting.

RECORD DATE:

         We have established December 18, 2000 as the record date for the meeting. This means that only owners of our stock at the close of business on that date are entitled to receive notice and to vote at the meeting or any adjournment(s) of the meeting.

ANNUAL REPORT:

         A copy of our Annual Report for the fiscal year ended September 30, 2000 is enclosed. The Annual Report is not part of the official proxy soliciting material.


                                    BY ORDER OF THE BOARD OF DIRECTORS
                                    Douglas M. Ventura, Secretary
Dayton, Ohio
January 8, 2001


================================================================================
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL DIRECTOR NOMINEES, FOR THE AMENDMENT TO OUR CODE OF REGULATIONS, AND FOR RATIFYING OUR APPOINTMENT OF OUR AUDITORS. YOUR VOTE IS IMPORTANT. PLEASE CONSIDER THE ISSUES PRESENTED IN THIS PROXY STATEMENT AND VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE.
================================================================================

TABLE OF CONTENTS:

                                                                         Page
                                                                         ----

INFORMATION CONCERNING THE ANNUAL MEETING                                  1

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                4

PROPOSAL I - ELECTION OF DIRECTORS                                         5

BOARD COMMITTEES AND MEETING ATTENDANCE                                    8

COMPENSATION AND INDEMNIFICATION OF DIRECTORS                              8

REPORT OF THE AUDIT COMMITTEE                                              9

EXECUTIVE COMPENSATION                                                    10

         SUMMARY COMPENSATION TABLE                                       10

         OPTIONS GRANTED IN LAST FISCAL YEAR                              11

         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR                  12

         AND FISCAL YEAR-END OPTION VALUES

         LONG-TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR            12

         PENSION PLAN TABLE                                               13

EMPLOYMENT AND CHANGE IN CONTROL SEVERANCE AGREEMENTS                     13

COMPARATIVE STOCK PRICE PERFORMANCE GRAPH                                 15

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
EXECUTIVE COMPENSATION                                                    17

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                            21

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE                   22

PROPOSAL II- AMENDMENT TO THE CODE OF REGULATIONS                         22

PROPOSAL III- RATIFY APPOINTMENT OF OUR INDEPENDENT AUDITORS              23

OTHER MATTERS                                                             23

         Shareholder Proposals                                            23

         Other Matters to be Discussed at Meeting                         24

EXHIBIT A - AMENDED AND RESTATED CONSOLIDATED CODE OF REGULATIONS        A-1

EXHIBIT B - AUDIT COMMITTEE CHARTER                                      B-1

                        THE REYNOLDS AND REYNOLDS COMPANY
                   115 South Ludlow Street, Dayton, Ohio 45402

                        --------------------------------
                                 PROXY STATEMENT
                        --------------------------------


         This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of The Reynolds and Reynolds Company for its Annual Meeting of Shareholders to be held on February 15, 2001. To assist us in soliciting proxies, we have retained Georgeson Shareholder Communications, Inc. We will pay Georgeson a fee estimated to be $8,500 plus out-of-pocket expenses. Proxies may also be solicited by our employees by mail, telephone, fax, e-mail or in person. We will pay all costs associated with our solicitation of proxies. If we request nominees and brokers to solicit their principals and customers for their proxies, we will reimburse the nominees and brokers for their reasonable out-of-pocket expenses.

         This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about January 8, 2001.


INFORMATION CONCERNING THE ANNUAL MEETING


WHAT MATTERS WILL BE VOTED ON AT THE MEETING?

         At the meeting, shareholders will vote on the following matters:

         -        to elect three directors to serve on our Board of Directors;

         - to amend our Code of Regulations to permit telephonic proxy voting and to provide us flexibility to conduct corporate actions in the future by technologically advanced means; and

         - to ratify the appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2001.

WHAT ARE THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS?

         The Board of Directors recommends that you vote:

         - FOR each of the three nominees to serve on our Board of Directors;

         -        FOR the amendment to our Code of Regulations; and

         - FOR ratifying the appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2001.

WHO IS ENTITLED TO VOTE?

         Our shareholders of record as of the close of business on December 18, 2000, the record date for the meeting, are entitled to vote at the meeting or any adjournment(s) of the meeting.

HOW MAY I VOTE MY SHARES?

         There are three ways you may vote your shares:

         - by marking, signing and dating the enclosed proxy card and returning it to us in the envelope provided;

         - by logging onto the Internet at http://www.eproxy.com/rey/ and following the instructions posted on the web site; or

         - by attending the meeting and voting in person (but only if your shares are registered directly on our books and not held in "street name" through a broker, bank, or other nominee).

HOW DO I REVOKE A PREVIOUSLY GRANTED PROXY?

         You may revoke a previously granted proxy by:

         - giving written notice of your revocation to our corporate secretary, Douglas Ventura, at 115 South Ludlow Street, Dayton, Ohio 45402, which will not be effective until it is received;

         - submitting a later dated and properly executed proxy to us by means of mail or the Internet; or

         - attending the meeting and voting in person at the meeting (but only if your shares are registered directly on our books and not held in "street name" through a broker, bank, or other nominee). Your presence at the meeting alone, without further action, will not revoke a proxy you may have previously granted.

HOW WILL MY PROXY BE VOTED?

         If your proxy is properly executed, returned and received by us via mail or the Internet prior to the meeting and is not revoked, it will be voted in accordance with your instructions. If you do not indicate any voting instructions on your proxy, all of your shares will be voted in favor of the proposals and for the director nominees as described in the Notice of Meeting and this Proxy Statement and, in the discretion of the appointed proxies, upon other matters properly brought before the meeting.

HOW MANY SHARES CAN BE VOTED?

         We have two classes of authorized common stock outstanding: Class A Shares with no par value and Class B Shares with no par value. As of December 18, 2000, the record date for the meeting, there were 240,000,000 Class A Shares authorized, of which ______ were issued and outstanding, and 40,000,000 Class B Shares authorized, of which 20,000,000 were issued and outstanding. In addition, we have authorized 60,000,000 Preferred Shares with no par value. As of December 18, 2000, no Preferred Shares were issued and outstanding. Our Class A Shares are listed on the New York Stock Exchange under the symbol "REY." There is no public market for our Class B Shares.

         Each holder of Class A Shares and Class B Shares is entitled to one vote per share held of record. All shares vote as a single class except as otherwise required by Ohio law.

MAY SHAREHOLDERS CUMULATE THEIR VOTES WHEN ELECTING DIRECTORS?

         Cumulative voting will not be permitted unless a shareholder acting pursuant to Section 1701.55 of the Ohio Revised Code gives written notice to us of his or her desire to exercise cumulative voting rights. Notice must be given to our President, a Vice President or the Secretary not fewer than 48 hours before the scheduled start of the meeting. If an announcement of the giving of this notice is made at the start of the meeting by the Chairman or Secretary, or by or on behalf of the shareholder giving the notice, each shareholder will have the right to cumulate his or her votes when voting for directors. In voting cumulatively, a shareholder may give one candidate that number of votes determined by multiplying the number of his or her shares by the number of directors to be elected or may distribute that number of votes among two or more candidates as he or she sees fit. If cumulative voting is elected and no further instructions are given, the proxyholders will, at their discretion, distribute the votes they cast among the director nominees.

WHAT IS A "QUORUM"?

         A "quorum" of shareholders is necessary for us to hold a valid meeting. If at least a majority of issued and outstanding shares of the Class A and Class B Shares considered as a single class are present at the meeting either in person or by proxy, a quorum will exist. For purposes of determining the presence of a quorum, shares will be counted if they are present in person or by proxy. Abstentions and broker non-votes will be counted as "present" to establish a quorum. A broker non-vote occurs when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the shareholder and (2) the broker lacks the authority to vote the shares at his or her discretion. Because abstentions and broker non-votes represent shares entitled to vote, the effect of an abstention or broker non-vote will be the same as a vote "AGAINST" a proposal. However, abstentions and broker non-votes will have no effect on the election of directors.

HOW MANY VOTES ARE NEEDED TO ELECT DIRECTORS?

         The three nominees receiving the highest number of "FOR" votes will be elected as directors. This is referred to as a plurality of votes cast. Abstentions and broker non-votes will have no effect on the election of directors.

HOW MANY VOTES ARE NEEDED TO AMEND THE CODE OF REGULATIONS?

         To amend the Code of Regulations, holders of at least two-thirds of the total number of Class A and Class B Shares voting as a single class must vote "FOR" the amendment. Collectively, our executive officers and directors own 1,072,111 Class A Shares and 20,000,000 Class B Shares, which in the aggregate represent approximately __% of the total voting power of the company. Our executive officers and directors have indicated to us that they will vote "FOR" the amendment to the Code of Regulations. Abstentions and broker non-votes will be the same as a vote "AGAINST" the proposal to amend the Code of Regulations.

HOW MANY VOTES ARE NEEDED TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL YEAR 2001?

         To ratify our appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2001 requires the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Abstentions and broker non-votes will be the same as a vote "AGAINST" the proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors.


STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table shows how much of our common stock is beneficially owned by each person known to us to be the beneficial owner of more than 5% of our Class A Shares and Class B Shares. This information is as of December 18, 2000, unless otherwise indicated.

=====================================================================================================================
                                             CLASS A                 CLASS B                TOTAL VOTING
                                             SHARES         %         SHARES         %         SHARES            %
---------------------------------------------------------------------------------------------------------------------
Number of shares outstanding:            xx,xxx,xxx(1)    100.0     20,000,000      100.0    xx,xxx,xxx(1)     100.0

The following are the only persons
known by us to own beneficially more
than 5% of either class of stock:

Richard H. Grant, III                       165,014(2)      ___     20,000,000      100.0    20,165,014(2)      ____
Director and Private Investor
800 Germantown Street
Dayton, Ohio  45407

FMR Corp.                                 _________(3)      ___                               _________(3)       ___
82 Devonshire Street
Boston, Massachusetts  02109

Harris Associates L.P.                    _________(4)      ___                               _________(4)       ___
Two N. LaSalle Street, Suite 500
Chicago, Illinois  60602

Shares beneficially owned by all of
our executive officers and directors
as a group (13 persons) were:             _________(5)      ___     20,000,000      100.0    __________(5)      ____
=====================================================================================================================

(1)   Does not include __________ Class A Shares held in treasury.

(2) Richard H. Grant, III has sole voting and sole investment power with regard to 17,786 Class A Shares held in his own name. The total includes 147,228 Class A Shares as to which Mr. Grant holds options exercisable within 60 days. The amount excludes 12,776 Class A Shares held by Mrs. Grant as to which Mr. Grant disclaims beneficial ownership. This amount does not include 1,000,000 Class A Shares into which his 20,000,000 Class B Shares are convertible at a 20-to-1 ratio.

(3) FMR Corp. has sole dispositive power (but not the power to receive dividends or sale proceeds) over _________ shares held by two wholly-owned subsidiaries: Fidelity Management and Research Company (_________ shares) and Fidelity Management Trust Company (___ shares). It also has sole voting power over ___ shares. Voting power over the _________ shares resides with the respective Boards of Trustees of the different Fidelity Funds in which the shares are held. (Information from Schedule 13(G) for month-end November 2000.)

(4) Harris Associates L.P. has sole voting power over _________ shares. It also has sole dispositive power over _______ shares and shared dispositive power over _________ shares.

(5) Includes 1,554,044 Class A Shares as to which such persons may exercise options within the next 60 days. See the table of Director and Director Nominees on pages 5-7 and the footnotes thereto for the number of Class A Shares beneficially owned by each Director, Director Nominee and certain officers.

PROPOSAL I - ELECTION OF DIRECTORS

         Our Board of Directors has fixed the number of directors to constitute the full board at ten and proposes that three directors be elected for a three-year term expiring in 2004.

         The Board recommends and nominates EUSTACE W. MITA, PHILIP A. ODEEN AND DONALD K. PETERSON each for a three-year term.

         Mr. Loren, whose term expires this year, has decided to retire from the Board at the expiration of his current term due to his other business commitments. Mr. Loren's contributions were many and his service was of substantial value to us and our shareholders. The company thanks Mr. Loren for his outstanding service. Our Board of Directors is conducting a search for a director to fill the vacancy created by Mr. Loren's departure. We expect to name his replacement prior to our 2002 annual meeting of shareholders and to present his successor to our shareholders at that meeting.

         Your Proxy will be voted FOR electing the three nominees unless a specification is made to withhold your vote. The election of the three nominees will, in accordance with our Code of Regulations, be decided by plurality vote. Abstentions and broker non-votes will not affect the election of directors.

         If any nominee ceases to be a candidate for election for any reason, your Proxy will be voted for a substitute nominee designated by the Board of Directors and for the other nominees. The Board of Directors currently has no reason to believe that any nominee will not remain a candidate for election as a director or will be unwilling to serve as a director if elected.

         Below is certain biographical information about each director nominee and those directors whose terms of office will continue after the meeting.


                         NOMINEES FOR ELECTION THIS YEAR
                            (TERMS TO EXPIRE IN 2004)

                                                                                            DIRECTOR
NAME                          AGE   PRINCIPAL OCCUPATION AND FIVE YEAR EMPLOYMENT HISTORY     SINCE    CLASS A(1)
-------------------------------------------------------------------------------------------------------------------

Eustace W. Mita               46    General Manager, Sales and Transformation Services        2000       582,282(3)
                                    since May 2000; prior thereto, President and Chief
                                    Executive Officer of HAC Group, LLC, an automobile
                                    training and consulting company, and President of
                                    Half-A-Car II, Inc. since 1990. (2)

Philip A. Odeen               65    Executive Vice President, TRW Washington Operations       1998         8,437(5)
                                    since January 1, 2000; prior thereto, Executive Vice
                                    President and General Manager TRW Systems &
                                    Information Technology Group from January 1998 to
                                    December 31, 1999; President and Chief Executive
                                    Officer, BDM International, Inc., a multinational
                                    information technology company. (4)



Donald K. Peterson            51    President and Chief Executive Officer, Avaya Inc., a      1998         4,437(6)
                                    leading provider of communications systems and
                                    e-business solutions for businesses, government
                                    agencies and other organizations, since October 2000;
                                    prior thereto, President of New Enterprise Networks
                                    Group, Lucent Technologies, one of the world's
                                    leading designers, developers and manufacturers of
                                    telecommunications systems, software and products,
                                    from March 2000 to October 2000; Executive Vice
                                    President and Chief Financial Officer, Lucent
                                    Technologies from February 1996 to March 2000; and
                                    Vice President, Finance, AT&T Communication Services
                                    Group from September 1995 to February 1996.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2003


                                                                                            DIRECTOR
NAME                          AGE   PRINCIPAL OCCUPATION AND FIVE YEAR EMPLOYMENT HISTORY     SINCE     CLASS A(1)
-------------------------------------------------------------------------------------------------------------------

James L. Arthur               65    A private consultant in high technology industry           1998        3,937(7)
                                    since May, 1996, and Chairman of the Board of
                                    CoCreate, a CAD company; Chairman of the Board of
                                    HPMP, a medical devices company; Board member of PT
                                    Cipta Cakra Murdaya, a financing company (each
                                    company is a Hewlett-Packard subsidiary).  Prior
                                    thereto, Senior Vice President and General Manager
                                    Customer Support, Hewlett-Packard Company which
                                    designs, manufactures and services equipment and
                                    systems for measurement, computation and
                                    communications.

Cleve L. Killingsworth, Jr.   48    President and Chief Executive Officer, Health              1997        5,077(9)
                                    Alliance Plan, and Executive Vice President of
                                    Insurance and Managed Care, Henry Ford Health System,
                                    Michigan's largest managed care plan, since January
                                    1998; prior thereto, President, Central East
                                    Division, Kaiser Permanente, from March 1996 to
                                    January 1998; and President of Ohio Region, Kaiser
                                    Permanente, from August 1994 to March 1996. (8)

Dale L. Medford               50    Corporate Vice President, Finance and Chief Financial      1991      225,584(10)
                                    Officer.

Lloyd G. Waterhouse           49    President and Chief Executive Officer since November       1999      101,550(11)
                                    2000; prior thereto, President and Chief Operating
                                    Officer from May 1999 to November 2000; General
                                    Manager of E-Business Services for IBM Corporation
                                    from July 1998 to May 1999; General Manager of
                                    Marketing & Business Development for IBM Global
                                    Services from 1996 to July 1998; and Director of
                                    Strategy for IBM from 1994 - 1995.


                      DIRECTORS WHOSE TERMS EXPIRE IN 2002
                                                                                            DIRECTOR
NAME                          AGE   PRINCIPAL OCCUPATION AND FIVE YEAR EMPLOYMENT HISTORY     SINCE     CLASS A(1)
---------------------------------------------------------------------------------------------------------------------
Dr. David E. Fry              57    President and Chief Executive Officer, Northwood          1987         8,678(12)
                                    University, a private graduate and undergraduate
                                    university.

Richard H. Grant, III         61    Private Investor.                                         1960       165,014(13)

David R. Holmes               60    Chairman of the Board since November 2000; prior          1987     1,439,388(15)
                                    thereto, Chairman of the Board and Chief Executive
                                    Officer from May 1999 to November 2000; and Chairman
                                    of the Board, President and Chief Executive Officer.(14)

-----------------------

(1)      Shares owned beneficially on December 18, 2000.

         The individual holdings of each director equals less than 1% of the issued and outstanding Class A or Class B Shares, except for the holdings of Richard H. Grant, III which are specifically described in the table under STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT on page 4.


(2)      Mr. Mita also serves as a director of United Auto Group.

(3) Mr. Mita has sole voting and sole investment power with regard to the 582,282 shares held in his own name.

(4) Mr. Odeen also serves as a director of Washington Gas Holdings and Convergys Corporation.

(5) Mr. Odeen has sole voting and sole investment power with regard to 6,650 shares held in his own name. The 8,437 shares include 1,787 Class A Shares as to which Mr. Odeen holds options exercisable within 60 days.

(6) Mr. Peterson has sole voting and sole investment power with regard to 2,650 shares held in his own name. The 4,437 shares include 1,787 Class A Shares as to which Mr. Peterson holds options exercisable within 60 days.

(7) Mr. Arthur has sole voting and sole investment power with regard to 2,150 shares held in his own name. The 3,937 shares include 1,787 Class A Shares as to which Mr. Arthur holds options exercisable within 60 days.

(8)      Mr. Killingsworth also serves as a director of RGS Energy Group, Inc.

(9) Mr. Killingsworth has sole voting and sole investment power with regard to 1,720 shares held in his own name. The 5,077 shares include 3,357 Class A Shares as to which Mr. Killingsworth holds options exercisable within 60 days.

(10) Mr. Medford has sole voting and sole investment power with regard to 86,734 shares held in his own name. The 225,584 shares include 140,850 Class A Shares as to which Mr. Medford holds options exercisable within 60 days.

(11) Mr. Waterhouse has sole voting and sole investment power with regard to the 90,000 Class A Shares held in his own name. The 101,550 shares include 11,550 Class A Shares as to which Mr. Waterhouse holds options exercisable within 60 days.

(12) Dr. Fry has sole voting and sole investment power with regard to 1,450 Class A Shares held in his own name. The 8,678 shares include 7,228 Class A Shares as to which Dr. Fry holds options exercisable within 60 days.

(13) See Note 2 to the table under STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT on page 4.

(14)     Mr. Holmes also serves as a director of DPL Inc. and NCR Corporation.

(15) Mr. Holmes has sole voting and sole investment power with regard to 261,274 Class A Shares. The 1,439,388 shares include 1,155,630 Class A Shares as to which Mr. Holmes holds options exercisable within 60 days and 12,206 Class A Shares held by his son. This amount (1,439,388) excludes 10,278 Class A Shares held by Mrs. Holmes as to which Mr. Holmes disclaims beneficial ownership.

================================================================================

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL I TO ELECT EUSTACE
      W. MITA, PHILIP A. ODEEN, AND DONALD K. PETERSON EACH FOR A TERM OF THREE
      (3) YEARS.

================================================================================

BOARD COMMITTEES AND MEETING ATTENDANCE


         Our Board of Directors has established four committees. They are the Audit, Compensation, Investment and Finance Committees. A description of each committee is set forth below:

         Audit Committee. Our audit committee consists of five members: Messrs. Fry [CHAIRMAN], Loren, Arthur, Killingsworth and Peterson. The committee members are "independent" as defined by our policy and the New York Stock Exchange listing standards. The committee meets with our independent public accountants, internal auditors, Chief Executive Officer and financial management executives to review the scope and results of audits, as well as recommendations made by those persons with respect to internal and external accounting controls and specific accounting and financial reporting issues. During the last fiscal year, the committee met four times.

         Compensation Committee. Our compensation committee consists of four members: Messrs. Odeen [CHAIRMAN], Loren, Fry and Peterson. The committee formulates and oversees our various upper management incentive compensation programs, reviews for budget purposes specific recommendations on general compensation levels for upper management, establishes compensation for key executive officers and supervises our stock option plans. During the last fiscal year, the committee met five times.

         Investment Committee. Our investment committee consists of two members:
Messrs. Medford [CHAIRMAN] and Holmes. The committee makes investment decisions for our retirement plan trust fund. During the last fiscal year, the committee met two times.

         Finance Committee. Our finance committee consists of two members:
Messrs. Holmes and Medford. The committee oversees contributions to our retirement plan trust fund, reviews our debt limits and cash position and recommends stock repurchases and public stock offerings. During the last fiscal year, the committee did not meet.

         We do not have a standing nominating or other similar committee.

         During the fiscal year ended September 30, 2000, our Board of Directors met nine times and all directors, except Mr. Killingsworth, attended 75% or more of the total number of meetings of the Board and committees of which they were members. Mr. Killingsworth attended 46% of the total number of Board and committee meetings of which he was a member.


COMPENSATION AND INDEMNIFICATION OF DIRECTORS


         Any director who is also an employee is not separately compensated for his services as a director or committee member.

\

         Any director who is not an employee receives $22,500 each year. Each non-employee director also receives $1,000 for each meeting of the Board he attends and that number of Class A Shares which represents the fair market value of $15,000 (determined as of the date of the Annual Board of Directors Meeting and rounded to the nearest ten shares based on the average closing price of our stock for the ten days preceding the date of grant). Additionally, on October 1 of each year, options to purchase that number of Class A Shares which represent a fair market value of $40,000 (adjusted annually for increases in the consumer price index) are granted to each non-employee director. Non-employee directors who serve on a committee receive an additional $500 for each committee meeting attended. Committee chairmen receive an additional $1,500 per year.

         We have an Indemnification Agreement with each director which indemnifies the director to the fullest extent permitted by Ohio law. The agreements cover any and all fees, expenses, judgments, fines, penalties and settlement amounts paid in any matter relating to the director's role as our director, officer, employee, agent or fiduciary or when serving as our representative with respect to another entity. A director would not be entitled to indemnification in connection with a proceeding initiated by that director prior to a "change in control" (as defined in each Indemnification Agreement) unless the proceeding was authorized or consented to by the Board.

         Each Indemnification Agreement provides for the prompt advancement of all expenses incurred in connection with any proceeding subject to the director's obligation to repay (at our request) those advances if it is determined later that the director is not entitled to indemnification.

         If (a) it is determined that a director is not entitled to indemnification under applicable law, and (b) the director challenges that determination in court, each Indemnification Agreement provides that, subject to applicable law, the challenging director is entitled to indemnification for, and advancement of, all fees and expenses incurred in the proceeding.


REPORT OF THE AUDIT COMMITTEE


         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. A copy of the committee's charter is attached to this Proxy Statement as Exhibit B.

         In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited consolidated balance sheets for the years ended September 30, 1999 and 2000, and the related statements of consolidated income, shareholder's equity and comprehensive income and cash flows for each of the three years in the period ended September 30, 2000. The Committee also discussed certain matters with the external auditors Deloitte & Touche LLP, as required by the American Institute of Certified Public Accountants Statement on Auditing Standards No. 61, Communication with Audit Committees. Furthermore, the Committee received a formal written statement from the external auditors consistent with the disclosures required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the external auditors the auditors' independence from management and the Company.

         In reliance on the reviews and discussion referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2000 for filing with the Securities and Exchange Commission.

Dr. David E. Fry, Chairman of the Audit Committee
James L. Arthur
Cleve L. Killingsworth, Jr.
Allan Z. Loren
Donald K. Peterson


EXECUTIVE COMPENSATION


         The tables set forth below discuss the compensation paid to our Chief Executive Officer and our four other most highly compensated executive officers serving at the end of our fiscal year ended September 30, 2000 and two additional individuals who served as executive officers during the fiscal year but resigned prior to the fiscal year end.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                  ANNUAL COMPENSATION               COMPENSATION
                                          ------------------------------------ -----------------------
                                                                     OTHER
                                                                     ANNUAL                              ALL OTHER
                                                                     COMPEN-      OPTION         LTIP      COMPEN-
NAME AND                                   SALARY      BONUS         SATION       AWARDS       PAYOUTS     SATION
PRINCIPAL POSITION              YEAR        ($)         ($)            ($)          (#)          ($)       ($)(4)
----------------------------   --------   ---------   --------   ------------- -----------  -----------  ----------

David R. Holmes                 2000       655,360    410,111         78,917(1)   274,040      655,360      52,661
----------------
Chairman of the Board and       1999       620,000    415,163         50,942       84,120      620,000      43,817
Chief Executive Officer(2)      1998       541,025    556,636              0      322,000      541,025      45,121


Lloyd G. Waterhouse             2000       512,000    320,399      1,243,417(1)   276,200      460,800         811
--------------------
President and Chief             1999       208,333    162,500              0      400,000      187,500          27
Operating Officer(2)

Dale L. Medford                 2000       304,500    190,550              0      111,360      213,150      14,014
----------------
Corporate Vice President,       1999       287,064    192,224              0       98,160      200,945      14,384
Finance and Chief               1998       249,490    244,214              0       19,800      174,643      16,326
Financial Officer

Michael J. Gapinski             2000       155,750     95,908              0       28,640            0       9,586
--------------------
Treasurer                       1999       150,500    100,778              0       39,360            0       8,510
                                1998       144,185    141,137              0        8,040            0       9,064

Douglas M. Ventura              2000       125,417     78,483              0       55,880        6,042       3,181
-------------------
General Counsel and
Secretary

Robert C. Nevin(3)              2000       241,530    156,175              0       24,240      193,224      50,242
---------------
President                       1999       313,024    233,913              0       99,120      250,419      47,438
Automotive Group                1998       303,907    310,702              0       31,000      243,126      45,529

Rodney A. Hedeen(3)             2000       241,321    191,130              0       21,840      193,057      13,660
----------------
President                       1999       281,188    152,150              0       99,120      224,950      11,111
Information Solutions Group     1998       268,750    198,640              0       21,000      215,000      11,441

(1) For Mr. Holmes this amount includes the amounts for tax preparation services, donations, car allowance and personal use of company aircraft valued at $65,150. For Mr. Waterhouse this amount includes the amounts for tax preparation services, donations, car allowance, personal use of company aircraft, and stock purchase discount of $1,215,125.

(2) During fiscal year 2000, Mr. Holmes served as our Chairman and Chief Executive Officer and Mr. Waterhouse served as our President and Chief Operating Officer. In November 2000, Mr. Waterhouse became our President and Chief Executive Officer and Mr. Holmes became our Chairman.

(3) Mr. Nevin retired on June 30, and Mr. Hedeen left the company on July 30 effective with the sale of our Information Solutions Group to the Carlyle Group.

(4)      The fiscal year 2000 amounts disclosed in this column include:



                             DEFINED           IMPUTED INTEREST ON   ABOVE MARKET INTEREST
                             CONTRIBUTION      SPLIT DOLLAR LIFE     ON DEFERRED              TOTAL OTHER
    NAME                     PLANS ($)         INSURANCE ($)(a)      COMPENSATION ($)(b)      COMPENSATION ($)
    ----                     ---------         -------------         ----------------         ----------------

    David R. Holmes               3,174              24,823                 24,664                   52,661
    Lloyd G. Waterhouse               0                 811                      0                      811
    Dale L. Medford               3,174               4,590                  6,250                   14,014
    Michael J. Gapinski           3,100               6,486                      0                    9,586
    Douglas M. Ventura            3,181                   0                      0                    3,181
    Robert C. Nevin               3,174              17,662                 29,406                   50,242
    Rodney A. Hedeen              2,985              10,675                      0                   13,660

(a) Each participant pays the term equivalent premium on the split dollar policy and we pay the remainder of the premium. At termination of the policy, all premium payments made by us are reimbursed. Interest was imputed on the amount receivable from the participant at our short-term investment rate.

(b) Messrs. Holmes, Medford and Nevin entered into Deferred Compensation Agreements with us whereby income was deferred for four years in order to provide individual retirement benefits at age 65 of up to $100,000 per year for a fixed term of 15 years. The deferrals were completed as of September 30, 1989. Benefits payable are reduced for early retirement, and upon retirement lump sum distributions are available at the participant's discretion. The amounts presented represent the above market interest earned on the funds deferred and were calculated assuming a 15-year payment stream at age 65.

                       OPTIONS GRANTED IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS(1)
                       ----------------------------------------------------------------
                                                                                          POTENTIAL REALIZABLE
                                         % OF TOTAL                                      VALUE AT ASSUMED ANNUAL
                                           OPTIONS                                        RATES OF STOCK PRICE
                                         GRANTED TO                                         APPRECIATION FOR
                        NUMBER OF       EMPLOYEES IN       EXERCISE OR                         OPTION TERM
                         OPTIONS         FISCAL YEAR        BASE PRICE     EXPIRATION   -------------------------
NAME                    GRANTED(2)           (%)           ($/SHARE)(2)       DATE        5%($)        10%($)
--------------------   -------------   ----------------    -------------   ------------ ----------  -------------

David R. Holmes           74,040            1.14              19.50         10/01/09     907,985    2,301,013
                         200,000            3.08              17.00         08/08/10   2,138,242    5,418,724
Lloyd G. Waterhouse       46,200             .71              19.50         10/01/09     566,571    1,435,802
                         100,000            1.54              24.32         05/01/10   1,528,250    3,874,036
                         130,000            2.00              17.00         08/08/10   1,389,857    3,522,171
Dale L. Medford           21,360             .33              19.50         10/01/09     261,947      663,826
                          90,000            1.39              17.00         08/08/10     962,209    2,438,426
Michael J. Gapinski        8,640             .13              19.50         10/01/09     105,956      268,514
                          20,000             .31              17.00         08/08/10     213,824      541,872
Douglas M. Ventura         5,880             .09              19.50         10/01/09      72,109      182,739
                          50,000             .77              17.00         08/08/10     534,560    1,354,681
Robert C. Nevin           24,240             .37              19.50         10/01/09     297,266      753,330
Rodney A. Hedeen          21,840             .34              19.50         10/01/09     267,834      678,743

(1) No Stock Appreciation Rights (SARs) were awarded in the 2000 fiscal year.

(2) The 1999 annual grants were made on October 1, 1999, with the exercise price equal to the fair market value ($19.50) on that date. Options vest 25% annually beginning October 1, 2000. The 2000 annual grants were made on August 8, 2000, at the request of the Board of Directors, with the exercise price equal to the fair market value ($17.00) on that date. Options vest 25% annually beginning August 8, 2001. A grant was made to Mr. Waterhouse on May 1, 2000, with an exercise price equal to the fair market value ($24.32) on that date. The options vest 50% on May 1, 2003 and 50% on May 1, 2005.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                                 VALUE OF
                                                                    NUMBER OF                  UNEXERCISED
                                                                   UNEXERCISED                IN-THE-MONEY
                               SHARES                               OPTIONS AT                 OPTIONS AT
                              ACQUIRED                                FY-END                     FY-END
                                 ON            REALIZED           EXERCISABLE/                EXERCISABLE/
                              EXERCISE           VALUE           UNEXERCISABLE               UNEXERCISABLE
NAME                             (#)              ($)                 (#)                         ($)
-----------------              --------        ---------        ---------------             ----------------

David R. Holmes                      0                0        691,430/1,229,790         4,077,691/2,797,254
Lloyd G. Waterhouse             50,000        1,215,125                0/626,200                 0/3,269,703
Dale L. Medford                      0                0          122,880/215,520             532,323/269,150
Michael J. Gapinski              4,368           85,098            63,650/70,430              428,820/66,779
Douglas M. Ventura                   0                0             3,500/80,580               1,966/134,529
Robert C. Nevin                 16,500          212,108           335,472/92,170            1,923,391/40,017
Rodney A. Hedeen                17,780          367,268          193,430/118,060            1,183,547/39,861



                       LONG-TERM INCENTIVE PLAN -- AWARDS
                               IN LAST FISCAL YEAR

                                                                          ESTIMATED FUTURE PAYOUTS UNDER
                                                                            NON-STOCK PRICE-BASED PLANS
                                            PERFORMANCE OR      ----------------------------------------------------
                              OTHER          OTHER PERIOD        THRESHOLD          TARGET             MAXIMUM
NAME                          RIGHTS         UNTIL PAYOUT           ($)               ($)                ($)
-------------------------   -----------    ------------------   --------------    --------------     ---------------

David R. Holmes                (1)               (1)                 0               327,680           655,360
Lloyd G. Waterhouse            (1)               (1)                 0               230,400           460,800
Dale L. Medford                (1)               (1)                 0               106,575           213,150
Michael J. Gapinski            (1)               (1)                 0                     0                 0
Douglas M. Ventura             (1)               (1)                 0                31,354            62,708


(1) Participants in the Intermediate Plan, which is considered a long-term incentive plan, are determined strictly by grade level within the company. No formal awards are made and there are no vested rights. Annual amounts paid to participants are dependent upon our three year average return on equity. The periods considered in the calculation are the most recent fiscal year and the preceding two years. The potential annual payout amounts reported here were calculated using fiscal year 2000 salaries. The payout for fiscal year 2000 is included in the LTIP Payout column of the Summary Compensation Table. The Intermediate Plan was terminated on October 1, 2000, except plan participants may participate at a reduced level for two years. Additional information on the Intermediate Plan appears on page 20.

                             PENSION PLAN TABLE(1)

                                                         YEARS OF SERVICE (2)
                             ------------------------------------------------------------------------------
   REMUNERATION                 10                15               20               25               30
--------------------         ---------         ---------        ---------        ----------       ---------

     $  300,000             $ 45,000         $ 67,500          $ 90,000          $112,500         $135,000
        400,000               60,000           90,000           120,000           150,000          180,000
        500,000               75,000          112,500           150,000           187,500          225,000
        600,000               90,000          135,000           180,000           225,000          270,000
        700,000              105,000          157,500           210,000           262,500          315,000
        800,000              120,000          180,000           240,000           300,000          360,000
        900,000              135,000          202,500           270,000           337,500          405,000
      1,000,000              150,000          225,000           300,000           375,000          450,000
      1,100,000              165,000          247,500           330,000           412,500          495,000
      1,200,000              180,000          270,000           360,000           450,000          540,000
      1,300,000              195,000          292,500           390,000           487,500          585,000
      1,400,000              210,000          315,000           420,000           525,000          630,000
      1,500,000              225,000          337,500           450,000           562,500          675,000
      1,600,000              240,000          360,000           480,000           600,000          720,000
      1,700,000              255,000          382,500           510,000           637,500          765,000
      1,800,000              270,000          405,000           540,000           675,000          810,000
      1,900,000              285,000          427,500           570,000           712,500          855,000
      2,000,000              300,000          450,000           600,000           750,000          900,000
      2,100,000              315,000          472,500           630,000           787,500          945,000
      2,200,000              330,000          495,000           660,000           825,000          990,000
------------------------------------------------

(1) This table sets forth the annual retirement benefits payable under our qualified pension plan and the non-qualified Supplemental Retirement Plan ("Supplemental Plan") upon retirement at age 65 based on an employee's final average annual compensation. Compensation as defined in the plans includes salary, bonus and long-term incentive plan payments. The qualified pension benefits are reduced by 1.67% of monthly primary Social Security benefits multiplied by years of credited service up to a maximum of 30 years. The Supplemental Plan provides benefits to participants who would lose benefits because of legislative limits imposed on qualified plans or because of their participation in the company's Non-Qualified Deferred Compensation Plan. Additional benefits provided under the Supplemental Plan for participants with employment agreements are not included in the table but are discussed below with employment agreements. Participation in the Supplemental Plan requires approval by the Board. Optional payment forms of actuarial equivalence are also available.

(2) Respective years of service for purposes of the qualified plan as of September 30, 2000, for the persons named in the Summary Compensation Table are: Mr. Holmes, 15; Mr. Waterhouse, 1; Mr. Medford, 26; Mr. Gapinski, 19; Mr. Ventura 3; Mr. Nevin, 13; and Mr. Hedeen, 12.

         In addition to the plans discussed above, we also provide compensation or death benefits generally payable over 10 years, beginning at the earlier of retirement or death of the officer. The compensation benefit is equal to either 100%, 150% or 200% of the current year's total cash compensation depending upon the respective officer's grade level. We generally insure against our obligations through the purchase of life insurance policies on the lives of the officers.



EMPLOYMENT AND CHANGE IN CONTROL SEVERANCE AGREEMENTS


         Effective May 1, 1999, Mr. Waterhouse entered into an employment agreement to serve as our President and Chief Operating Officer for a term of five years. In November 2000, Mr. Waterhouse was promoted to serve as our Chief Executive Officer, and we expect that his employment agreement will be amended to reflect his promotion. His agreement includes many of the elements found in the agreement for Mr. Holmes which is described below. Mr. Waterhouse's agreement included three special grants of non-qualified stock options. The first grant is a grant of 200,000 shares at fair market value as of May 1, 1999, 50% of which will become exercisable on May 1, 2002 and 50% on May 1, 2004. The second is a grant of 200,000 shares at $0.01 which becomes exercisable in 25% units on May 1 of years 2000 through 2003.

         An additional grant was made on May 1, 2000, of 100,000 shares at fair market value, 50% of which will become exercisable on May 1, 2003 and May 1, 2005.

         Messrs. Holmes and Waterhouse have employment agreements by which they each agree to remain employed by us until, respectively, August 17, 2003 and May 1, 2004, at respective annual base salaries of $640,000 and $500,000 which may not be reduced without the individual's consent or resolution by arbitration. These base salaries may be increased from time to time consistent with the recommendations of the compensation committee and as approved by the Board of Directors. Effective November 2000, Mr. Holmes decided to serve solely as the Chairman of our Board of Directors. His employment agreement contemplates such a change and the terms of his employment agreement, therefore, remain unchanged.

         Mr. Holmes' retirement benefit at age 59 (8/10/99) was 65% of final average annual compensation. Thereafter, it increases by an additional 1% of final average annual compensation for each additional twelve-month period of employment. Mr. Waterhouse's retirement benefit at age 62 (10/16/13) is 60% of final average annual compensation plus 1% additional for each twelve-month period between age 62 and age 65. Mr. Waterhouse also has an early retirement benefit of 40% of final average annual compensation if he remains continuously employed by us until May 1, 2009.

         The employment agreements of Messrs. Holmes and Waterhouse also provide for certain disability and death benefits, including retirement benefits as described above in case of permanent disability. The agreements also provide for continued medical coverage of the surviving spouses for a period which ends at the earlier of the spouse's death or 42 months after the employee's death. During the terms of the agreements and for two years after the respective terminations of them, or the cessation of payments made under them (whichever is later), each of Messrs. Holmes and Waterhouse shall not compete directly or indirectly with us. However, if we do not renew the agreement of Mr. Waterhouse, the respective non-competition restriction shall continue for only one year.

         Both agreements generally provide that if the employee is discharged by us before the expiration date other than for cause (as defined in the agreements), or if we fail to renew the agreements other than for cause, the employee would be entitled to receive (i) payments equal to the employee's Annual Compensation Value (as defined in each agreement), reduced by 70% of compensation from subsequent employment (a) for two years (for Mr. Holmes the number of months then remaining in the term of his agreement) from the date of termination of employment with respect to discharge before the expiration of the agreements, or (b) for one year from the expiration of the agreements in the case of non-renewal (non-renewal benefit does not apply to Mr. Holmes); (ii) credit for certain amounts of additional service under the Supplemental Plan;
(iii) continuing coverage under company-sponsored medical benefits programs ending at the earlier of employee's securing other employment or two years from termination; (iv) reimbursement of up to $20,000 in out-placement fees; and (v) for Mr. Holmes required payments under his Deferred Compensation Agreement. Each employment agreement also contains "change in control" severance provisions described below.

         Effective August 17, 1998, Dale L. Medford and, effective December 15, 2000, Douglas M. Ventura and one other officer entered into Change in Control Severance Agreements with us. These agreements are not employment agreements. If an "escrow funding event" occurs before August 17, 2003, and December 15, 2005, respectively, the agreements provide that the officers will receive the benefits described in the following paragraph in the event of a Change in Control Termination. In addition, on December ___, 2000, we entered into an agreement with Mr. Medford which provides him with additional Years of Service credit under our Retirement Plan in the event he is terminated for any reason other than cause at any time prior to December ___, 2005.

         The Employment Agreements and the Change in Control Severance Agreements may require us to fund an escrow immediately in the event of our "change in control" (as defined in the agreements). Funding is required upon the occurrence of any "escrow funding event," as defined in each agreements. The agreements also provide that: (i) the employee will be entitled to receive the escrowed amount upon a Change in Control Termination that occurs within 24 months of a change in control; (ii) the employee will receive an additional 24 months of service credit under the Supplemental Plan following a Change in Control Termination; (iii) the payments to be made upon a Change in Control Termination include a payment equal to three times the employee's annual salary in effect at the date of termination or immediately prior to the change in control (whichever is higher) and his average bonus with respect to the three calendar years preceding the year in which his termination of employment occurs;
(iv) if the total amount of any payments payable to the employee upon the termination of the employee's employment or upon a change in control (whether or not pursuant to the severance provisions) would be subject to an excise tax as "parachute payments" pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, the amount of the severance payments under the severance provisions will be reduced to avoid such excise tax, but only if the net effect of such reduction is to increase the net after tax income to the executive; and
(v) the amount paid into escrow shall be the amount described in clause (iii) as may be limited pursuant to clause (iv) and for periodic adjustment of such amount.

         We estimate that if Messrs. Holmes, Waterhouse, Medford and Ventura (note - effective date of Ventura agreement is December 15, 2000) had been terminated on December 18, 2000, following a change in control, the total severance payments by us to the officers under their respective agreements would have been approximately $__________. If a termination were to occur, the non-competition restrictions in the respective employment agreements are void and non-binding.


COMPARATIVE STOCK PRICE PERFORMANCE GRAPH


         Below are two performance graphs that each compare the cumulative total shareholder return on a $100 investment in our Class A Shares for the past five fiscal years with the cumulative total return on $100 invested in each of: (1) a S&P Index and (2) an industry peer group. The first graph provides a comparison of our Class A Shares to the S&P 500 Index and an industry peer group comprised of a composite of the S&P Computer Software and Services Index and a self-constructed business forms index. This comparison is similar to that which we provided to our shareholders in past years. The business forms companies included in our self-constructed business forms index are: Ennis Business Forms, Inc., Moore, Ltd., New England Business Services, Inc., Standard Register Company and Wallace Computer Services, Inc. Each year we adjust our industry peer group to reflect the percentage of our revenues from products and services represented by each index. During fiscal year 2000, we sold our Information Solutions Group ("ISG"). We have retained the business forms peer group because we owned ISG for fifty-eight of the sixty months reflected in the graph. Business forms sales from continuing operations were approximately 20% of our revenues in fiscal year 2000.

         On a going-forward basis we have selected to compare our Class A Shares to a different S&P Index and industry peer group. We have selected the S&P MidCap 400 Index rather than the S&P 500 Index because we believe it is comprised of companies that have similar market capitalization to ours and that are more representative of our company. Additionally, our Class A Shares are currently included within the S&P MidCap 400 Index. We have also compiled a new industry peer group which we believe is composed of companies that are more representative of our business and the markets within which we operate or intend to operate. Our newly-constructed industry peer group is comprised of a composite of the S&P SuperCap Data Processing Index and the same self-constructed business forms index described above. Each year we will continue to adjust our industry peer group to reflect the percentage of our revenues from products and services represented by each index. We believe that on a going-forward basis, the comparison to the S&P MidCap 400 Index and our new industry peer group will provide our shareholders with a more accurate illustration of our performance.

         Each graph below assumes the reinvestment of all dividends.


                             STOCK PERFORMANCE GRAPH
                         FISCAL YEARS 1995 THROUGH 2000


                        9-30-95  9-30-96  9-30-97  9-30-98  9-30-99  9-30-00

Reynolds and Reynolds     100      154      116      108      126      126
The S&P 500               100      120      169      184      236      267
Composite Peer Group      100      122      171      180      275      289

                             STOCK PERFORMANCE GRAPH
                         FISCAL YEARS 1995 THROUGH 2000


                          9-30-95  9-30-96  9-30-97  9-30-98  9-30-99  9-30-00

Reynolds and Reynolds       100      154      116      108      126      126
The S&P Midcap 400          100      114      159      143      179      257
Composite Peer Group        100      118      130      114      133      171



REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION


         Committee. The compensation committee of our Board of Directors consists entirely of non-employee, independent directors. The committee reviews, recommends and approves changes to our compensation policies and programs applicable to our officers and senior personnel.

         Compensation Policy and Objectives. The committee's primary goal is unchanged from last year: to ensure that the compensation provided to executives is linked to our business strategies and objectives, thereby aligning the financial interests of senior management with those of our shareholders. Beyond that, our priorities are to ensure that the executive compensation programs enable us to attract, retain and motivate the high caliber executives required for the success of our business. These objectives are achieved through a variety of compensation programs, summarized below, which support both the current and long-term performance of the business.

         Compensation Philosophy. During fiscal year 2000, we made significant changes to our business, including the divestiture of our Information Solutions Group. As a result of these changes, the committee requested a comprehensive review of our compensation arrangements, including base salary, annual incentives and long-term incentives.

         An outside executive compensation consultant was retained to research and recommend an approach reflective of our transformed company. The consultant recommended no changes to our base salary structure, but did recommend changes to our annual and intermediate bonus plans, to the amount of our annual stock option grants and to our stock ownership guidelines for officers. We adopted these changes that took effect during fiscal year 2001 and are described below in the appropriate sections.

         In addition, our committee approved a one-time acceleration of the normal October 1 grant date for the grant of stock options that would have otherwise been made on October 1, 2000. The grant was accelerated to August 8, 2000 and covered options for 1,906,579 shares at a share price of $17.00. This date was selected to coincide with the divestiture of our Information Solutions Group, the transformation of our company generally and the transformation of our compensation programs company-wide.

         Base Salary. Base salaries for executive officers are determined by evaluating the responsibilities of the position and comparing them with other executive positions in the marketplace. From time to time, our compensation consultant surveys senior executive salaries from a representative sampling of high technology companies. Our pay band levels are then set at approximately the competitive mid-range. Each of the executive officers is assigned a pay band based on that competitive market-place data. Individual salaries may then vary somewhat below or above the mid-range, based upon the individual's performance and contribution to our success, tenure on the job and internal equity. Annual salary adjustments are determined by individual performance during the fiscal year and paid from a budget for officer salary increases approved by the committee. During fiscal 2000 the committee asked its compensation consultant to review officer salary levels. Based on the consultant's report, the committee awarded increases to certain band levels to bring them up to the mid-point of the competitive range over a period of two years. As a result, effective January 1, 2001, base salary levels for executive officers increased an average of 9.55%. This paragraph applies to all executives except those whose employment agreements may contain terms that vary from these provisions. See the discussion of these employment agreements on pages 13 - 15.

         Annual Incentives. At our shareholders meeting held February 10, 2000, our shareholders approved a New Incentive Plan ("New Incentive Plan") effective with the fiscal year beginning October 1, 1999 for annual and intermediate incentives which superseded the old plan in place only for our Chief Executive Officer ("CEO"). The purpose of the New Incentive Plan is to ensure that compensation payable to all executives which exceeds $1 million qualifies for deductibility under the applicable provisions of the Internal Revenue Code. The New Incentive Plan is substantially similar to the annual and intermediate incentive plans previously in place for our CEO and other of our executives as such plans have changed as described below.

         Officers including our CEO may earn annual bonuses under two plans: the Annual Plan and the Personal Performance Bonus, each described below.

         THE ANNUAL PLAN. This plan is based on performance against financial targets established by the committee. Since 1987, we have used corporate return on equity ("ROE") as its primary measure of corporate performance. During fiscal 1996, the committee introduced growth in revenue and growth in operating income as additional measures for determining annual bonuses. Although the combinations varied by group, overall, ROE was originally weighted more heavily than the growth components in determining annual bonuses. However, for fiscal year 1999 the committee altered that weighting to place a greater emphasis on growth. As a consequence, the current weightings are 50% ROE, 25% growth in revenues and 25% growth in operating income. At the group level, other measures of performance for the annual bonus include revenue growth, operating income growth, return on net assets, and operating income. In addition, the committee approves adjustments to the bonus formula as may be necessary from time to time to insure against unmerited windfalls or penalties due to accounting changes or other non-operating factors. We believe that linking executive pay principally to corporate ROE and growth directly ties the executive's interests and rewards to those of our shareholders. Under the structure of the Annual Plan in effect for fiscal 2000, no bonus is paid until a threshold corporate ROE of 10% or a 5% growth in revenues or operating income is achieved; maximum payout requires a combination of a 28% ROE and 15% growth in revenues and operating income. The annual bonus payout can range between 0% of annual salary to 90% of annual salary. Effective for fiscal year 2001, the payment for our Chairman and CEO can range from 135% of annual salary. During fiscal 2000, we achieved ROE of 24.2%. Beginning with fiscal 1999, we adopted American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-2, "Software Revenue Recognition." That adoption would have artificially impacted bonus achievement for 1999 negatively and bonus achievement for 2000 positively. To eliminate those artificial peaks and valleys, the committee approved the calculation of bonus achievement for both years prior to the effect of AICPA-SOP 97-2.

         As so adjusted, fiscal 2000 showed a 9% increase in revenue and 0% growth in operating income. Annual bonus payments averaged 48% of annual salary in fiscal 2000.

         PERSONAL PERFORMANCE BONUS. The personal performance bonus is designed to reward all officers for the achievement of financial and non-financial goals that are agreed upon by the officer and the officer's superior. In the case of Mr. Holmes and Mr. Waterhouse, we in consultation with them agree upon their annual goals. Examples of financial goals have been ROE, revenue growth, return on net assets and operating income. Examples of non-financial goals have been market share growth, total quality measures, customer satisfaction and the strengthening of a key organizational process. With the exception of Mr. Holmes and Mr. Waterhouse, whose personal performance bonuses are determined by our committee during its year-end review, all other executive officers have their personal performance bonus determined by the respective individual to whom they report during individual year-end evaluations. Depending on an individual's performance against goals, this bonus for fiscal 2000 could range from 0% to 15% of annual salary and this bonus for fiscal 2001 could range from 0% to 20% of annual salary. For fiscal 2000, this personal performance bonus for the named executive officers ranged from 14% to 15% of annual salary.

Long-term Incentives.

Stock Options
-------------

         To further align the interests of shareholders and management, we grant stock options annually to all officers (approximately 44 individuals). The exercise price is the fair market value of the stock on the date of the grant. The options have a ten-year life and are not exercisable during the first year after the grant. Thereafter, on each of the first four anniversaries of the grant, twenty-five percent of the options become exercisable. We assign annually an allotment of shares per pay band. We regularly engage a consultant to determine the competitiveness of the annual grant.

         As part of the overall review of executive compensation, our consultant observed that our historical stock option grants were well below levels for peers of our transformed company. Pursuant to our consultant's advice, we adopted the Radford High Technology Group benchmark for future grants, commencing with the grant that was accelerated to August 8, 2000.

         For fiscal year 2000, we granted options for 2,151,706 shares in the aggregate to the officers.

         The stock options provide incentive for the creation of shareholder value, since the full benefit of the compensation package cannot be realized unless an appreciation in the price of our common shares occurs over a specified number of years.

Stock Ownership Guidelines
--------------------------

         Our committee maintains suggested stock ownership guidelines for our forty-four highest-ranking officers. These guidelines specify an appropriate level of ownership of our stock as a multiple of the officer's annual base salary. These multiples range from a high of 4 times annual salary (in the case of Mr. Holmes) to a low of 1 times annual salary. We originally determined it appropriate to permit the officers to achieve these ownership guidelines over a ten-year period in increments of 10% per year, with a bonus of an additional 20% to the annual option grant if the ownership requirement was met. However, effective for fiscal years after 2001, we have changed this to a five year plan (current participants will be entitled to the greater of 5 years or the remainder of their 10-year period) with a 15% reduction in future annual option grants for failure to achieve the ownership requirement. If, for example, the standard stock option grant for a year were one hundred shares, an officer who failed to meet the ownership requirement in future years would receive options for only 85 shares. As of August 31, 2000, the date we annually survey our officers regarding their stock holdings, stock ownership among the 44 officers stood at approximately 1,208,000 shares representing a market value of approximately $22 million. We believe that these guidelines will have the positive effect of further aligning the interests of the officer group with those of all other shareholders.

Special Growth Stock Option Grant
---------------------------------

         In August, 1999, after consultation with an outside advisor, our committee made a special, one-time, non-qualified stock option grant to company officers. The 1999 special growth option consists of a single grant ranging in size between 5,000 and 75,000 shares at fair market value as of August 11, 1999 ($21.94). The grant is not exercisable until August 11, 2004. However, if we achieve 10% internal sales growth (acquisitions are not included during the first twelve months following the respective acquisition) in any one of the first five fiscal years following the grant, then 20% of the original grant will vest immediately and the vested shares will be replaced with an equal number of options at the then-current fair market value. This was not achieved in fiscal year 2000. We believe this specific incentive (like the adjustment in the annual bonus to reward profitable growth) will over time promote the sustained top-line profitable growth which investors value. Neither Mr. Holmes nor Mr. Waterhouse participates in this Special Growth Option grant.

Intermediate Incentive Compensation
-----------------------------------

         Certain senior officers, including our Chairman and the CEO and all other named executive officers, also participate in an Intermediate Incentive Compensation Plan. This plan, which is paid annually, is based on a three-year average return on equity, and is designed to focus and reward senior management for producing consistent longer-term financial results. For fiscal 2000 the payout from the Intermediate Incentive Compensation Plan for our CEO and other named executive officers ranged from 50% to 100% of annual salary. Effective October 1, 2000, the plan was terminated, except that plan participants as of September 30, 2000 were given the option to continue the plan at reduced levels for up to two years. Those who elected to continue the plan for a single year at a 50% level received a 50% reduction in the number of options granted on August 8, 2000. Those who elected to continue the plan for two years will participate at a 67% level in the first year and a 33% level in the second year with corresponding 67% and 33% reductions in the stock option grants for the applicable fiscal years.

         CEO Compensation. Mr. Holmes served as Chairman, President and Chief Executive Officer from August 1990 through April 1999, as Chairman of the Board and Chief Executive Officer from May 1999 to November 2000, and since November 2000, as Chairman of the Board. Under his leadership in fiscal 2000 we achieved record revenues exceeding 1999 performance by 10%. Income from continuing operations was up 1% and related earnings per share increased 2%. The company achieved a 24.2% ROE during fiscal 2000. Mr. Holmes' 2000 compensation of $1,799,748 (as shown in the Summary Compensation Table on page 11) included a market-priced base salary of $655,360. He is also eligible for annual and intermediate incentive compensation in accordance with the terms of our New Incentive

Plan. Mr. Holmes' annual bonus decreased $10,356 from $322,163 in fiscal 1999 to $311,807 in fiscal 2000. Following its year-end evaluation of his performance, our committee awarded a personal performance bonus of $98,304 to Mr. Holmes. On August 8, 2000, we awarded Mr. Holmes an annual stock option grant for 200,000 Class A Shares applicable to his position. In accordance with the change described in the paragraph immediately above, Mr. Holmes has elected not to participate in the intermediate incentive bonus for fiscal 2001 and beyond.

         Tax Deductibility of Executive Compensation.

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to our CEO and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. To the extent possible, the committee intends to structure compensation of our executive officers in a manner to permit the compensation paid to these individuals to be allowed as a deduction for federal income tax purposes. But, the committee may choose to provide compensation that is not deductible in order to retain or to secure the services of key executives when it determines that it is in the best interest for us to do so.

         Summary. We believe that a high caliber, motivated management team is critical to sustained business success. As in prior years, in 2000 a significant portion (approximately 65%) of the total compensation potential for the named executive officers was "at risk" and payable based on individual and corporate performance-based variables that will motivate and focus management on those issues that drive our success. We intend to continue our performance-based pay policy, which links executive rewards to shareholder returns.

THE COMPENSATION COMMITTEE

PHILIP A. ODEEN, CHAIRMAN
DR. DAVID E. FRY
ALLAN Z. LOREN
DONALD K. PETERSON


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         During the fiscal year 2000, we did not enter into any transactions or establish any business relationships with related parties required to be disclosed. Additionally, no executive officer or director is or has been indebted to us during the last fiscal year in excess of $60,000 with the exception of Lloyd G. Waterhouse (our current chief executive officer and president and former chief operating officer). On May 1, 1999, we entered into an agreement with Mr. Waterhouse pursuant to which we granted Mr. Waterhouse options to purchase up to 200,000 Class A Shares at a price of $.01 per option share. The option shares vest 25% annually beginning May 1, 2000. We loaned Mr. Waterhouse $427,724 to pay income taxes that Mr. Waterhouse incurred by exercising 50,000 of those options which vested on May 1, 2000. The loan is evidenced by a demand note and is secured by a pledge of the 50,000 Class A Shares. The note bears interest on the unpaid principal amount at an annual rate equal to the dividends paid on the 50,000 Class A Shares during the period the note is outstanding. The due date for the loan is April 15, 2001. If Mr. Waterhouse would default in the payment of the loan, we, at our discretion, could transfer a sufficient number of the pledged shares to repay the loan. The balance of the shares would then be returned to Mr. Waterhouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


         Ownership of, and transactions in, our stock by our executive officers and directors are required to be reported to the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended. Based on our records and other information, we believe that all filings required under Section 16(a) were timely filed during year 2000, except that on July 6, 2000, Eustace W. Mita, a director, filed a Form 4 for May 2000 to correct an inadvertent failure to report 582,282 shares he acquired on May 17, 2000 pursuant to the terms of a Merger Agreement (dated April 17, 2000) among us, HAC Group LLC, and others. The shares are subject to transfer restrictions set forth in the agreement.


PROPOSAL II - AMENDMENT TO THE CODE OF REGULATIONS


         Our Board of Directors proposes to amend certain provisions of our Code of Regulations to allow us to: (1) take advantage of a recent amendment to the General Corporation Law of Ohio which permits proxies to be granted via electronic and telephonic means, and (2) to grant us flexibility to utilize technological means to hold shareholder and director meetings, deliver notices to shareholders and directors, and for shareholders and directors to grant waivers and consents, when and if, such technological means are permitted by Ohio law.

         In particular, we desire to amend Article III, Section 8 of our Code to permit us to take advantage of a recent amendment to Ohio law. Article III,
Section 8 of our Code currently permits a shareholder to vote by proxy, if the proxy is in "writing and signed by the shareholder." Effective September 13, 1999, Ohio law was amended to expand the methods by which a shareholder may grant a proxy. Ohio law now permits a shareholder to grant a proxy by means of any "verifiable communication" authorized by the shareholder. Any transmission that creates a record capable of authentication that appears to have been transmitted by the shareholder granting a proxy is permitted as a "verifiable communication" and could include e-mail and telephone, as well as traditional written proxies. Our Code currently is broad enough to permit shareholders to grant proxies by e-mail but does not specifically provide for a shareholder to grant a proxy by telephonic or other electronic means. The proposed amendment to the Code would expressly authorize shareholders to utilize the more modern forms of proxy voting now permitted by Ohio law.

         In addition to Article III, Section 8, we also desire to amend certain other sections of our Code including, for example, provisions relating to the place and means for holding shareholder meetings, the means for delivering notices to shareholders and directors, the means for shareholders and directors to act by consent or to grant waivers, and the means by which directors may hold director meetings. Although Ohio law currently limits the manner and means by which we may conduct these actions, we believe that with the speed with which technological changes are taking place in the telecommunications area, soon Ohio law may be amended to permit more flexibility. Accordingly, we desire to amend the Code now so that when and if Ohio law changes, we may take advantage of the changes immediately.

         The proposed amendments generally permit us to take actions to the fullest extent permitted under Ohio law. The amendments are set forth in full in the Amended and Restated Consolidated Code of Regulations attached thereto as Exhibit A. The proposed amended language is written in BOLDFACE AND UNDERLINED type.

         The affirmative vote of holders of at least two-thirds of the total number of Class A and Class B Shares (voting as a single class) will be necessary for approval of this proposal. Abstentions and broker non-votes will be the same as a vote against this proposal. Collectively, our executive officers and directors own _____ Class A Shares and 20,000,000 Class B Shares, which in the aggregate represents approximately ____% of the total voting power of the company. Our officers and directors have indicated to us that they will vote "FOR" the amendment to our Code.


================================================================================

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL II TO AMEND AND RESTATE OUR CODE OF REGULATIONS TO THE EXTENT SET FORTH IN EXHIBIT A.

================================================================================



PROPOSAL III - RATIFY APPOINTMENT OF OUR INDEPENDENT AUDITORS


         The audit committee of our Board of Directors has selected Deloitte & Touche LLP as our independent auditors for the fiscal year ending September 30, 2001. Although not required by law or otherwise, our selection is being submitted to our shareholders as a matter of corporate policy for their approval. Deloitte & Touche LLP has audited our financial statements for over 50 years.

         We anticipate that a representative of Deloitte & Touche LLP will be present at the meeting and, if present, this representative will be given the opportunity to make a statement if he or she desires to do so. We also anticipate that this representative will be available to respond to appropriate questions from shareholders. If this proposal is not approved, our Board of Directors will investigate the reasons for rejection and reconsider the appointment.


================================================================================

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL III TO RATIFY THE APPOINTMENT DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS.

================================================================================



OTHER MATTERS


         Shareholder Proposals. Proposals of shareholders intended to be presented at the 2002 Annual Meeting of Shareholders must be received by us by September 5, 2001, for inclusion in our Proxy Statement and Proxy relating to the 2002 Annual Meeting of Shareholders.

         Shareholder nominations of persons to be elected to the Board of Directors at the February 14, 2002 Annual Meeting must be delivered to or mailed and received at our principal executive offices no earlier than November 14, 2001, and no later than December 14, 2001.

         Other Matters to Be Discussed at the Meeting. We do not intend to present at the meeting any matters other than those described in this Proxy Statement. We do not know of anything that will be presented by other parties. However, if any other matters are properly presented at the meeting, the appointed proxies will vote on those matters according to their discretion and best judgment.



                                             BY ORDER OF THE BOARD OF DIRECTORS
                                                  DOUGLAS M. VENTURA, SECRETARY
Dayton, Ohio
January 8, 2000

EXHIBIT A - AMENDED AND RESTATED CONSOLIDATED CODE OF REGULATIONS



                              AMENDED AND RESTATED
                              --------------------
                        CONSOLIDATED CODE OF REGULATIONS
                                       OF
                        THE REYNOLDS AND REYNOLDS COMPANY

                                    ARTICLE I
                                     OFFICES
                                     -------

         SECTION 1. PRINCIPAL OFFICE. The principal office of the corporation shall be at 115 South Ludlow Street, Dayton, Ohio, or at such other place as may be designated from time to time by the Board of Directors.

         SECTION 2. OTHER OFFICES. The corporation may also have offices at such other places within or without the State of Ohio, as the Board of Directors may from time to time determine or as the business of the corporation may require.


                                   ARTICLE II
                                   FISCAL YEAR
                                   -----------

         The fiscal year of the corporation shall end on September 30 of each year. However, such date may be changed for future fiscal years at any time by resolution of the Board of Directors.


                                   ARTICLE III
                            MEETINGS OF SHAREHOLDERS
                            ------------------------

         SECTION 1. ANNUAL MEETINGS. Annual meetings of shareholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held within five months after the end of each fiscal year at such place, either within or without the State of Ohio, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. At each annual meeting, the shareholders entitled to vote shall elect the successors to the directors, and they may transact such other corporate business as shall be stated in the notice of the meeting or as may properly come before the meeting.

         SECTION 2. OTHER MEETINGS. Other meetings of the shareholders may be called at any time by the Chairman, President or a majority of the Board of Directors acting with or without a meeting, or the holder or holders of one-fourth of all shares outstanding and entitled to vote thereat.

         SECTION 3. PLACE OF MEETINGS. Meetings of shareholders shall be held at the office of the corporation in the City of Dayton, Ohio, unless the Board of Directors decides that a meeting shall be held at some other place within or without the State of Ohio OR THAT A MEETING SHALL NOT BE HELD AT ANY PLACE, BUT MAY INSTEAD BE HELD SOLELY BY MEANS OF REMOTE COMMUNICATION OR OTHER MEANS AUTHORIZED BY, AND TO THE FULLEST EXTENT PERMITTED BY, THE GENERAL CORPORATION LAW OF OHIO, AS AMENDED FROM TIME TO TIME.

         SECTION 4. NOTICE OF MEETINGS. NOTICE, stating the place, IF ANY, date and time of the meeting, THE MEANS OF REMOTE COMMUNICATION, IF ANY, the general nature of the business to be considered, AND ANY OTHER INFORMATION REQUIRED TO BE INCLUDED IN SUCH NOTICE BY THE GENERAL CORPORATION LAW OF OHIO, AS AMENDED FROM TIME TO TIME, shall be given to each shareholder entitled to vote thereat at his address as it appears on the records of the corporation OR BY ANY OTHER MEANS TO THE FULLEST EXTENT PERMITTED BY THE GENERAL CORPORATION LAW OF OHIO, AS AMENDED FROM TIME TO TIME, not less than seven nor more than sixty days before the date of the meeting.

         SECTION 5. WAIVER OF NOTICE. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these Regulations; and whenever all of the shareholders entitled to vote shall meet in person, BY PROXY, OR BY ANY OTHER MEANS TO THE FULLEST EXTENT PERMITTED BY THE GENERAL CORPORATION LAW OF OHIO, AS AMENDED FROM TIME TO TIME, and consent to holding a meeting, it shall be valid for all purposes without call or notice, and at such meeting any action may be taken.

         SECTION 6. QUORUM. Except when a greater proportion is required by law, by the Amended Articles of Incorporation or by these Regulations, the presence, in person, BY PROXY, OR BY ANY OTHER MEANS TO THE FULLEST EXTENT PERMITTED BY THE GENERAL CORPORATION LAW OF OHIO, AS AMENDED FROM TIME TO TIME, of shareholders holding a majority of the outstanding shares of stock of the corporation entitled to vote shall constitute a quorum at all meetings of the shareholders. In case a quorum shall not be present at any meeting, a majority in interest of the shareholders entitled to vote thereat, present in person, BY PROXY, OR BY ANY OTHER MEANS TO THE FULLEST EXTENT PERMITTED BY THE GENERAL CORPORATION LAW OF OHIO, AS AMENDED FROM TIME TO TIME, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of shares of stock entitled to vote shall be represented. At any such adjourned meeting at which the requisite amount of shares of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

         SECTION 7. VOTING. Each shareholder entitled to vote in accordance with the terms of the Amended Articles of Incorporation in accordance with the provisions of these Regulations shall be entitled to one vote, in person, BY PROXY, OR BY ANY OTHER MEANS TO THE FULLEST EXTENT PERMITTED BY THE GENERAL CORPORATION LAW OF OHIO, AS AMENDED FROM TIME TO TIME, for each share of stock entitled to vote held of record by such shareholder. Proxies solicited by and given to management of the corporation shall be voted only at the specific meeting designated on the proxy and any adjournments of that meeting. Proxies given to other parties shall not be valid after the termination of the specific meeting for which the proxy is granted and any adjournments thereof, unless the document appointing the proxy specifies the date on which it is to expire or the length of time it is to continue in force. Upon the demand of any shareholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by the vote of the holders of a majority of such voting shares as are represented in person, BY PROXY, OR BY ANY OTHER MEANS TO THE FULLEST EXTENT PERMITTED BY THE GENERAL CORPORATION LAW OF OHIO, AS AMENDED FROM TIME TO TIME, except as otherwise required by the Amended Articles of Incorporation or the laws of the State of Ohio.

         SECTION 8. PROXIES. Any shareholder of record who is entitled to attend a shareholders meeting, or to vote thereat, or to assent or give consents, shall be entitled to be represented at such meeting or to vote thereat or to assent or give consents, as the case may be, or to exercise any other of his rights, by proxy or proxies, appointed by a writing signed by such shareholder, which need not be sealed, witnessed or acknowledged OR BY ANY OTHER MEANS OF COMMUNICATION AUTHORIZED BY THE BOARD OF DIRECTORS AND TO THE FULLEST EXTENT PERMITTED BY THE GENERAL CORPORATION LAW OF OHIO, AS AMENDED FROM TIME TO TIME, INCLUDING WITHOUT LIMITATION, BY A VERIFIABLE COMMUNICATION AUTHORIZED BY THE SHAREHOLDER.

         ANY TRANSMISSION THAT CREATES A RECORD CAPABLE OF AUTHENTICATION, INCLUDING, BUT NOT LIMITED TO, A TELEGRAM, A CABLEGRAM, ELECTRONIC MAIL, OR AN ELECTRONIC, TELEPHONIC, OR OTHER TRANSMISSION, THAT APPEARS to have been transmitted by SUCH SHAREHOLDER, AND THAT APPOINTS A PROXY OR PROXIES IS A SUFFICIENT, VERIFIABLE COMMUNICATION TO APPOINT A PROXY OR PROXIES. A photographic, photostatic, FACSIMILE TRANSMISSION, or equivalent reproduction of a writing SIGNED BY A SHAREHOLDER AND THAT APPOINTS A PROXY IS a sufficient writing TO APPOINT A PROXY.

Unless the writing OR OTHER MEANS OF COMMUNICATION appointing a proxy or proxies otherwise provides:

         1) In case two or more persons are appointed and but one attends the meeting, he may exercise all the authority, subject, however, to the provisions of subparagraph (4) hereof;

         2) In case three or more persons are so appointed, a majority of such persons may exercise all the authority;

         3) In case of an even number of persons so appointed shall attend the meeting or otherwise exercise the authority granted, and it appears that they are divided upon the question of voting such shares, or exercising the authority granted, each shall be entitled to vote or exercise such authority in respect to the maximum equal number of whole shares determined by dividing the number of shares by the number of persons so appointed, and excluding any resultant fractional shares;

         4) Each and every proxy shall have power of substitution, and when three or more persons are appointed, a majority of them or their respective substitutes may appoint a substitute or substitutes to act for all;

         5) A writing OR OTHER MEANS OF COMMUNICATION appointing a proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is taken or the authority granted is otherwise exercised, written notice of such death or incapacity is given to the corporation by the executor or administrator of the estate of such maker or by the fiduciary having control of the shares in respect of which the proxy was appointed;

         6) The presence of a shareholder at a meeting shall not operate to revoke a writing OR OTHER MEANS OF COMMUNICATION appointing a proxy and such shareholder may only revoke his proxy by giving notice to the corporation in writing OR BY OTHER MEANS OF COMMUNICATION or in open meeting before any vote is taken.

         SECTION 9. FINANCIAL REPORTS. At the annual meeting there shall be laid before the shareholders a statement of profit and loss and a balance sheet containing a summary of the assets and liabilities, as at end of the preceding fiscal year, together with a statement of dividends paid, and other changes in the surplus account of the corporation during such year.

         A certificate signed by the President or a Vice President and the Treasurer or an Assistant Treasurer, or a public accountant, or firm of public accountants, shall be appended to such statement of profit and loss and balance sheet, stating that they fairly represent the financial position of the corporation and the results of its operations in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding period or such other opinion as is in accordance with sound accounting practice.

         SECTION 10. ACTION WITHOUT MEETING. Any action which may be authorized or taken at any meeting of shareholders may be authorized or taken without a meeting, IF all of the holders of shares who would be entitled to receive notice of a meeting of shareholders held for such purpose AFFIRMATIVELY VOTE OR CONSENT THERETO IN A WRITING OR WRITINGS OR BY ANY OTHER MEANS OF COMMUNICATION AUTHORIZED BY THE BOARD OF DIRECTORS AND TO THE FULLEST EXTENT PERMITTED BY THE GENERAL CORPORATION LAW OF OHIO, AS AMENDED FROM TIME TO TIME.


                                   ARTICLE IV
                                    DIRECTORS
                                    ---------

         SECTION 1. NUMBER OF DIRECTORS. The number of directors of the Corporation shall be not fewer than nine (9) nor more than twelve (12), with the exact whole number of directors and the number of directors in each class determined either (i) by the affirmative vote of the holders of record of at least 75% of the voting power of outstanding shares of the Corporation at a meeting of shareholders called for that purpose and for the purpose of electing directors or (ii) from time to time by the affirmative vote of a majority of the directors. No reduction shall have the effect of removing any director prior to the expiration of his term of office. Each director, unless removed, shall serve the term for which elected and until his successor shall be elected and shall qualify. The directors shall be classified with respect to their terms of office by dividing them into three classes, each consisting as nearly as possible of one-third of the whole number of the Board of Directors. Directors need not be shareholders.

         SECTION 2. ELECTION OF DIRECTORS. At each annual meeting of shareholders, the successor to the class of directors whose terms expire at the time of such annual meeting shall be elected to hold office for a term of three years and until their successors are duly elected and qualified so that the term of office of one class of directors shall expire in each year. If the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called and held for that purpose. Such election shall be by ballot whenever requested by any shareholder entitled to vote at such election, but unless such request is made, the election may be conducted in any manner approved at such meeting.

         At each meeting of shareholders for the election of directors, the persons receiving the greatest number of votes shall be directors.

         SECTION 3. TERM OF OFFICE. Directors shall hold office for a term of three years (except that, in order to provide for the rotation of members of the Board of Directors, initially or whenever necessary, a director may be elected for a shorter term) and until their successors are elected and qualified, or until earlier resignation, removal from office or death.

         SECTION 4. RESIGNATIONS. Any director or member of a committee may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

         SECTION 5. REMOVAL AND REPLACEMENT OF DIRECTORS. Any director may be removed from office at any time, but only for cause, by the affirmative vote of the shareholders of record holding a majority of the outstanding voting securities of the corporation entitled to vote in the election of directors at a meeting of the shareholders called for that purpose; provided that no director shall be removed in case the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the directors, would be sufficient to elect at least one director. In the event any director is removed at any time by the shareholders, the vacancy thus created may be filled for the remaining unexpired term at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the shareholders entitled to vote.

         SECTION 6. VACANCIES. If the office of any director or member of a committee becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote may appoint any qualified person to fill such vacancy, who shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified.

         SECTION 7. NOMINATION OF DIRECTORS. Except for the filling of vacancies by the Board of Directors as permitted by Section 6 of this Article IV, only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of the Company at the annual meeting may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors, (ii) by any nominating committee or person appointed by the Board or (iii) by any shareholder of the Company entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 7. Any nomination, other than those made pursuant to clause (i) or (ii) of the preceding sentence, shall be made pursuant to timely notice in writing OR BY ANY OTHER MEANS OF COMMUNICATION AUTHORIZED BY THE BOARD OF DIRECTORS AND TO THE FULLEST EXTENT PERMITTED BY THE GENERAL CORPORATION LAW OF OHIO, AS AMENDED FROM TIME TO TIME, to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company not fewer than 60 days nor more than 90 days prior to the meeting; PROVIDED, HOWEVER, that in the event that fewer than 75 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the classes and number of any shares of capital stock of the Company which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulations 14A and 14C under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and record address of shareholder and
(ii) the classes and number of shares of capital stock of the Company which are beneficially owned by the shareholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility and qualifications of such proposed nominee to serve as Director of the Company. No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth herein.

         The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.


                                    ARTICLE V
                 POWERS, MEETINGS AND COMPENSATION OF DIRECTORS
                 ----------------------------------------------

         SECTION 1. GENERAL POWERS OF BOARD. The powers of the corporation shall be exercised, its business and affairs conducted and its property controlled by the Board of Directors, except as otherwise provided in the Amended Articles of Incorporation or the General Corporation Law of Ohio, as the same may be amended from time to time.

         SECTION 2. QUORUM. A majority of the authorized number of directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

         SECTION 3. MEETINGS OF THE BOARD. Meetings of the Board may be called by the Chairman of the Board, the President or any two directors on at least two days' notice to each director and shall be held at such place as shall be stated in the call of the meeting.

         Members of the Board of Directors may participate in a Board meeting by means of conference telephone or ANY OTHER MEANS OF COMMUNICATION EQUIPMENT BY which all persons participating in the meeting can hear OR READ THE PROCEEDINGS OF THE MEETING SUBSTANTIALLY CONCURRENTLY WITH SUCH PROCEEDINGS OR BY ANY OTHER MEANS TO THE FULLEST EXTENT PERMITTED BY THE GENERAL CORPORATION LAW OF OHIO, and participation in a meeting pursuant to this paragraph shall constitute presence in PERSON at such meeting.

         SECTION 4. ACTION WITHOUT MEETING. Any action which may be authorized or taken at any meeting of the Board of Directors, or of any committee thereof, may be authorized or taken without a meeting, IF all members of the Board, or of such committee, as the case may be, AFFIRMATIVELY VOTE OR CONSENT THERETO IN A WRITING OR WRITINGS OR BY ANY OTHER MEANS OF COMMUNICATION TO THE FULLEST EXTENT PERMITTED BY THE GENERAL CORPORATION LAW OF OHIO, AS AMENDED FROM TIME TO TIME.

         SECTION 5. COMPENSATION. Directors shall be entitled to such salary for their services as directors and as members and chairman of committees of the Board and/or a fixed fee plus expenses for attendance at each meeting, all in such amounts, if any, as shall be fixed from time to time by the Board of Directors after consultation with, and upon the recommendation of, management of this corporation. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, or otherwise, and receiving compensation thereof.

         SECTION 6. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the whole Board, may appoint three or more directors to constitute one or more committees of directors. The resolution establishing each such committee shall specify a designation by which it shall be known and shall fix its powers and authority. The Board of Directors may delegate to any such committee any of the authority of the Board of Directors, however conferred, other than that of filling vacancies among the directors or in any committee of the directors.

         The Board of Directors may likewise appoint one or more directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee.

         Each such committee shall serve at the pleasure of the Board of Directors, shall act only in the intervals between meetings of the Board of Directors, and shall be subject to the control and direction of the Board of Directors. An act or authorization of an act by any such committee within the authority delegated to it by the resolution establishing it shall be as effective for all purposes as the act or authorization of the Board of Directors. However, all actions by any such committee shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be adversely affected by any such revision or alteration.

         Any such committee may act by a majority of its members at a meeting or WITHOUT A MEETING, IF ALL MEMBERS OF THE COMMITTEE AFFIRMATIVELY VOTE OR CONSENT THERETO IN a writing or writings OR BY ANY OTHER MEANS OF COMMUNICATION TO THE FULLEST EXTENT PERMITTED BY THE GENERAL CORPORATION LAW OF OHIO, AS AMENDED FROM TIME TO TIME.

         The Board of Directors may likewise appoint other members of any committee who are not members of the Board of Directors who shall act in an advisory capacity but who shall have no vote upon any matter of business before the committee.

                                   ARTICLE VI
                                     NOTICES
                                     -------

         SECTION 1. GIVING OF NOTICE. Whenever, under the provisions of the General Corporation Law of Ohio, as the same may be amended from time to time, the Amended Articles of Incorporation or these Regulations, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice unless specifically allowed, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail OR BY ANY OTHER MEANS AUTHORIZED BY THE BOARD OF DIRECTORS AND TO THE FULLEST EXTENT PERMITTED BY THE GENERAL CORPORATION LAW OF OHIO, AS AMENDED FROM TIME TO TIME. Notice to delivery may be given by telegram, cablegram, PERSONAL DELIVERY OR ANY OTHER MEANS AUTHORIZED BY THE BOARD OF DIRECTORS AND TO THE FULLEST EXTENT PERMITTED BY THE GENERAL CORPORATION LAW OF OHIO, AS AMENDED FROM TIME TO TIME, as well as by mail.

         SECTION 2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the General Corporation Law of Ohio, as the same may be amended from time to time, the Amended Articles of Incorporation or these Regulations, a waiver thereof in writing, signed by the person or persons entitled to said notice OR A WAIVER DELIVERED BY ANY OTHER MEANS TO THE FULLEST EXTENT PERMITTED BY THE GENERAL CORPORATION LAW OF OHIO, AS AMENDED FROM TIME TO TIME, FROM THE PERSON ENTITLED TO SAID NOTICE, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VII
                                    OFFICERS
                                    --------

         SECTION 1. GENERAL PROVISIONS. The Board of Directors shall elect a Chairman of the Board, a President, such number of Vice Presidents as the Board may determine, a Secretary and a Treasurer. From time to time it may create such offices and appoint such other officers, subordinate officers, and assistant officers as it may determine. The Chairman of the Board and the President shall be, but the other officers need not be, chosen from among the members of the Board of Directors. Any two or more of such offices, other than that of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

         SECTION 2. TERM OF OFFICE. The term of office of all officers shall be one year or until their respective successors are chosen, but any officer may be removed from office, with or without cause, at any meeting of the Board of Directors by the affirmative vote of a majority of the directors then in office. The Board of Directors shall have power to fill any vacancies in any offices occurring from whatever reason.

         SECTION 3. COMPENSATION. The salaries and other compensation of all officers of the corporation shall be fixed by the Board of Directors.


                                  ARTICLE VIII
                               DUTIES OF OFFICERS
                               ------------------

         SECTION 1. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the Chief Executive Officer of the corporation and shall exercise supervision over the business of the corporation and over its several officers, subject, however, to the control of the Board of Directors. He shall preside at all meetings of shareholders and at meetings of the Board of Directors.

         SECTION 2. PRESIDENT. At the request of the Chairman, or in his absence or disability, the President shall be the Chief Executive Officer of the corporation and shall exercise the power appertaining thereto. He shall sign all certificates for shares and all deeds, mortgages, bonds, contracts, notes and similar instruments and shall have such powers and duties as the Board of Directors from time to time may assign to him.

         SECTION 3. VICE PRESIDENTS. The Vice Presidents shall have such titles as may be designated, and shall perform such duties as from time to time may be assigned to them, by the Board of Directors, the Chairman of the Board, or by the President.

         SECTION 4. SECRETARY. The Secretary shall keep minutes of all the proceedings of the shareholders and of the Board of Directors, and shall make proper record of the same. He shall sign all certificates for shares, and all deeds, mortgages, bonds, contracts, notes and other similar instruments executed by the corporation; give notice of meetings of shareholders and directors; produce on request at each meeting of shareholders for the election of directors a certified list of shareholders arranged in alphabetical order; keep such books as may be required by the Board of Directors, and file all reports to states, to the Federal Government and to foreign countries; and perform such other and further duties as, from time to time, may be assigned to him by the Board of Directors, by the Chairman of the Board or by the President.

         SECTION 5. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

         The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

         SECTION 6. ASSISTANT AND SUBORDINATE OFFICERS. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office at the pleasure of the Board of Directors, and perform such duties as the Board of Directors may prescribe.

         The Board of Directors, from time to time, may authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.

         SECTION 7. DUTIES OF OFFICERS MAY BE DELEGATED. In the absence of any officer of the corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors, and officers in a manner consistent with these Regulations, may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.


                                   ARTICLE IX
                                 INDEMNIFICATION
                                 ---------------

         SECTION 1. LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

         A. No person shall be liable to the corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the corporation, if such person (a) in good faith exercised or used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs, or
(b) in good faith took, or omitted to take, such action in reliance upon advice of counsel for the corporation or upon the books and records of the corporation, upon reports made to the corporation by an officer or employee or by any other person selected for the purpose with reasonable care by the corporation, or upon financial statements or written reports prepared by an officer or employee of the corporation in charge of its accounts or certified by a public accountant or firm of public accountants, or (c) in good faith considered the assets to be of their book value or followed what he believed to be sound accounting and business practice.

         B. (1) In case any person was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, the corporation shall indemnify such person against expenses, including attorneys' fees, judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any matter the subject of a criminal action suit or proceeding, he had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any matter the subject of a criminal action, suit or proceeding, that he had reasonable cause to believe this his conduct was unlawful.

                  (2) In case any person was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action of suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, the corporation shall indemnify such person against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas, or the Court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as the Court of Common Pleas or such other Court shall deem proper.

                  (3) To the extent that a director, trustee, officer, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to on paragraphs (1) and (2) of this Subsection B or in defense of any claim, issue, or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

                  (4) Any indemnification under paragraphs (1) and (2) of this Subsection B, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (1) and (2) of this Subsection B. Such determination shall be made
(a) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to or threatened with any such action, suit, or proceeding, or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years, or
(c) by the shareholders, or (d) by the Court of Common Pleas or the Court in which such action, suit, or proceeding was brought. Any determination made by the disinterested directors under clause (a) of this paragraph (4) or by independent legal counsel under clause (b) of this paragraph (4) shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation referred to in paragraph (2) of this Subsection B, and if, within ten days after the receipt of such notification, such person shall petition the Court of Common Pleas or the Court in which action or suit was brought to review the reasonableness of such determination, no action in implementing such determination shall be taken until after the final judgment of such Court has been had and such determination has been modified to the extent necessary to accord with such judgment; however, if, after such ten-day period, such person shall not have petitioned the Court of Common Pleas or the Court in which such action or suit was brought to review the reasonableness of such determination, the corporation shall proceed to implement such determination.

                  (5) Expenses, including attorneys' fees, incurred in defending any action, suit or proceeding referred to in paragraphs (1) and (2) of this Subsection B, may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the directors in the specific case upon the receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Subsection B.

                  (6) The indemnification provided by this Subsection B shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles or the Regulations of the corporation, or any agreement, vote of shareholder or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Notwithstanding any repeal of this Subsection B or other amendment thereof, the indemnification provided for in this Subsection B shall be binding upon the corporation in accordance with the provisions thereof as to all actions, suits, or proceedings instituted or threatened which arise out of matters occurring during, or referable to, the period prior to any such repeal or amendment.

                  (7) Notwithstanding the foregoing, the provisions of this Subsection B shall be automatically amended to provide for the maximum indemnification permitted under Section 1701.13(E) of the Ohio Revised Code, including amendments thereto, or any comparable provisions of any future Ohio statute. In order to implement the foregoing, the directors of the corporation are authorized to amend the provisions of paragraphs (1) through (6) of this Subsection B to provide for such indemnification.


                                    ARTICLE X
                             CERTIFICATES OF SHARES
                             ----------------------

         SECTION 1. CERTIFICATES OF SHARES. Certificates of shares signed by the Chairman of the Board, President or Vice President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each shareholder certifying the number of shares owned by him in the corporation. When such certificates are countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

         SECTION 2. LOST CERTIFICATES. A new certificate of shares may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the shares of stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

         SECTION 3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer.

         SECTION 4. SHAREHOLDERS RECORD DATE. In order that the corporation may determine the shareholders entitled to receive notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than (60) or less than seven (7) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 5. REGISTERED SHAREHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the General Corporation Law of Ohio as the same may be amended from time to time.

         SECTION 6. DIVIDENDS. Subject to the provisions of the Amended Articles of Incorporation, the Board of Directors, may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital shares of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.


                                   ARTICLE XI
                                      SEAL
                                      ----

         The Board of Directors shall provide a suitable seal containing the name of the corporation.


                                   ARTICLE XII
                                   AMENDMENTS
                                   ----------

         The Consolidated Code of Regulations may be amended or repealed at any meeting of shareholders called for that purpose by the affirmative votes of the holders of record of shares entitling them to exercise two-thirds of the voting power on such proposal, or, without a meeting, by CONSENT IN WRITING OR BY ANY OTHER MEANS OF COMMUNICATION AUTHORIZED BY THE BOARD OF DIRECTORS AND TO THE FULLEST EXTENT PERMITTED BY THE GENERAL CORPORATION LAW OF OHIO, AS AMENDED FROM TIME TO TIME, of the holders of record of shares entitling them to exercise two-thirds of the voting power on such proposal.

EXHIBIT B - CHARTER OF THE AUDIT COMMITTEE


         Role, Structure, Membership Requirements and Authority. The audit committee of our Board of Directors assists the Board in fulfilling its oversight responsibility by reviewing the financial information which will be provided to the shareholders, the systems of internal controls which management and the Board of Directors have established, and the internal and external audit processes. The committee also performs other duties as directed by the Board. The primary responsibility for effective systems of internal control, reliable financial reporting, and compliance with laws, regulations and ethics resides with management; the audit committee provides no expert or other special assurance with regard to our financial statements.

         The Board appoints the members of the committee, which must consist of at least three directors. Each director must meet all applicable requirements of the Audit Committee Policy of the New York Stock Exchange (the Exchange) with respect to independence, financial literacy, accounting or related financial expertise, and any other matters required by the Exchange. The committee will meet at least three times per year.

         The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the internal and external auditors and management. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. This charter shall be reviewed annually, updated as needed and approved by the Board of Directors.

         Responsibilities. The audit committee's primary responsibilities are to:

- Review the audited financial statements and quarterly financial results with management and the external auditor. Discussion will include, among other items, the matters required by the American Institute of Certified Public Accountants Statement on Auditing Standards No. 61.
- Recommend to the Board the selection, retention and, where appropriate, the replacement of the external auditor who shall be ultimately accountable to the Board of Directors and the audit committee. In doing so, the committee will discuss and consider the auditor's written affirmation, consistent with Independence Standards Board Standard No. 1, that the auditor is in fact independent. The committee will discuss the nature and rigor of the audit process and provide to the auditor full access to the committee (and the Board as needed) to report on any and all appropriate matters.
- Provide guidance and oversight to the internal audit function of the company including review of the charter, organization, plans and results of its activity.
- Discuss with management and the internal and external auditors the quality and adequacy of our internal controls including computerized information systems controls and security.
- Discuss with management the status of legal and regulatory matters that may have a material impact on the financial statements.
- Provide oversight of management's investment committee activities including review of the selection of investment policies and fund managers, and investment results.
- Report its activities to the full Board and issue annually a summary report suitable for submission to the shareholders, stating whether the committee recommended to the Board that the audited financial statements be included in management's filing of Form 10-K with the SEC.

                        THE REYNOLDS AND REYNOLDS COMPANY
                         ANNUAL MEETING OF SHAREHOLDERS


                          Frederick C. Smith Auditorium
                   David H. Ponitz Sinclair Center/Building 12
                        Sinclair Community College Campus
                              444 West Third Street
                               Dayton, Ohio 45402

                                FEBRUARY 15, 2001
                        11:00 A.M. EASTERN STANDARD TIME

                          (Demonstration & Display Area
                       open from 10:00 a.m. to 12:30 p.m.)



                         DIRECTIONS TO SINCLAIR CENTER:

                     From I-75 - Northbound or Southbound:
  Take the Third Street exit and travel east on Third Street to Perry Street.
    Turn right on Perry Street and travel south one block to Fourth Street.
                          Turn right on Fourth Street.
The entrance to the underground parking garage in the Sinclair Center will be on your right.
   After entering garage, stay to the right (northeast) and look for Sinclair
                          Center North Entrance sign.
                 Go through double doors to elevator or stairs.
   Take elevator or stairs to the first floor of Sinclair Center/Building 12.



                (PARKING PASSES WILL BE PROVIDED AT THE MEETING.)

                      THE REYNOLDS AND REYNOLDS COMPANY
                        ANNUAL MEETING OF SHAREHOLDERS

                        Frederick C. Smith Auditorium
                 David H. Ponitz Sinclair Center/Building 12
                      Sinclair Community College Campus
                            444 West Third Street
                             Dayton, Ohio  45402

                              FEBRUARY 15, 2001
                       11:00 a.m. EASTERN STANDARD TIME



--------------------------------------------------------------------------------
                                                 -------------------------------
                                                    Company #
                                                    Control #
                                                 -------------------------------

                      THE REYNOLDS AND REYNOLDS COMPANY
         PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, FEBRUARY 15, 2001


        The undersigned hereby appoints David R. Holmes and Douglas M. Ventura, or either of them ("Appointed Proxies"), with power of substitution to each, to vote all shares of the undersigned at the Annual Meeting of Shareholders ("Meeting") of The Reynolds and Reynolds Company to be held on Thursday, February 15, 2001 at 11:00 a.m. EST, or at any adjournment(s) thereof.

        THIS PROXY, SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WILL BE VOTED AS DIRECTED. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS, THE APPROVAL OF THE AMENDED CODE OF REGULATIONS AND FOR THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS AUDITORS FOR THE COMPANY. IF CUMULATIVE VOTING IS ELECTED AND NO FURTHER INSTRUCTIONS ARE GIVEN, VOTES CAST PURSUANT TO THIS PROXY WILL BE DISTRIBUTED AMONG THE ABOVE NOMINEES AT THE DISCRETION OF THE APPOINTED PROXIES.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTING EACH OF THE NOMINEES AND FOR PROPOSALS II AND III.

        There are two ways to vote your Proxy:

        VOTE BY INTERNET - http://www.eproxy.com/rey/

           - 24 hours a days, 7 days a week, until 12:00 pm (noon) on Wednesday, February 14, 2001

           - Enter your 3-digit Company Number and your 7-digit Control Number which are located above.

        VOTE BY MAIL

           - COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

                       If you vote by Internet, please do
                         not mail your Instruction Card

                               [LOGO] REYNOLDS
                                      & REYNOLDS(R)













                              Please detach here
--------------------------------------------------------------------------------



    I. ELECTION OF DIRECTORS:   [ ]  FOR electing (01) Eustace W. Mita,
                                     (02) Philip A. Odeen, and
                                     (03) Donald K. Peterson
                                      each for a three-year term.


                                [ ]  WITHHOLD AUTHORITY to vote for (01) Eustace
                                     W. Mita, (02) Philip A. Odeen, and
                                     (03) Donald K. Peterson

                                       _________________________________________
(Instruction: To withhold authority
to vote for any individual nominee,
write the number(s) of the nominee(s)
in the box to the right.)              _________________________________________

   II. Proposal to approve the amendment and restatement of the Code of Regulations as set forth in Exhibit A.

                [  ]  FOR         [  ]  AGAINST   [  ]  ABSTAIN

  III. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors.

                [  ]  FOR         [  ]  AGAINST   [  ]  ABSTAIN

If any other business is brought before the Meeting or any adjournment(s) thereof, this Proxy will be voted in the discretion of the Appointed Proxies.

The undersigned ratifies all that the Appointed Proxies, or their substitutes, may lawfully do by virtue hereof, and revokes any proxies previously given to vote at the Meeting or adjournment(s).


Address Change? Mark Box [ ]
Indicate changes below:                     Dated ______________________________

                                                  ______________________________



                                                  ______________________________
                                                  Signature(s) in Box

                                                  Please sign exactly as name(s)
                                                  appear to the left. When
                                                  signing in fiduciary or
                                                  representative capacity,
                                                  please add your full title. If
                                                  shares are registered in more
                                                  than one name, all holders
                                                  must sign. If signature is for
                                                  a corporation, the handwritten
                                                  signature and title of an
                                                  authorized officer are
                                                  required, together with the
                                                  full corporate name.